REVOLVING CREDIT NOTE

$ 225,000.00                                 October 22, 1996

     FOR VALUE RECEIVED, the undersigned borrower (the
 Borrower ), promises to pay to the order of FIRSTAR BANK
ILLINOIS (the Bank ), at its main office in CHICAGO, ILLINOIS, the principal sum of TWO HUNDRED TWENTY- FIVE THOUSAND AND NO/100
Dollars ($225,000.00), payable NOVEMBER 1, 1997.

     Interest.

The unpaid principal balance will bear interest at any annual rate equal to 0.000% in excess of the prime rate announced by the Bank.

     Interest Payment Schedule.

Interest is payable beginning December 1, 1966, and on the same date of each Consecutive month thereafter (except that if a given month does not have such a date, the last day of such month), plus a final interest payment with the final payment of principal.

     Interest will be computed for the actual number of days principal is unpaid, using a daily factor obtained by dividing the stated interest rate by 360.

     Principal amounts remaining unpaid after the maturity thereof, whether t fixed maturity or by reason of acceleration of maturity, shall bear interest from and after maturity until paid at a rate of 2% per annum plus the rate otherwise payable hereunder.

     In no event will the interest rate hereunder exceed that permitted by applicable law. If any interest or other charge is finally determined by a court of competent jurisdiction to exceed the maximum amount permitted by law, the interest or charge shall be reduced to the maximum permitted by law, and the Bank may credit any excess amount previously collected against the balance due or refund the amount to the Borrower.

     If any payment is not made on or before its due date, the Bank may collect a delinquency charge of 5.00% of the unpaid amount. Collection of the late payment fee shall not be deemed to be a waiver of the Bank s right to declare a default hereunder.

     Without affecting the liability of any Borrower, endorser, surety or guarantor, the Bank may, without notice, renew or extend the time for payment, accept partial payments, release or impair any collateral security for the payment of this Note, or agree not to sue any party liable on it.

     This Revolving Credit Note constitutes the Note issued under a Revolving Credit Agreement dated as of the date hereof between the Borrower and Bank, to which Agreement reference is hereby made for a statement of the terms and conditions under which loans evidenced hereby were or may be made and a description of the terms and conditions upon which the maturity of this Note may be accelerated, and for a description of the collateral securing this Note.

The Borrower hereby acknowledges the receipt of a copy of the Note.

(Individual Borrower)         LASALLE NATIONAL TRUST, as trustee
                              under trust

                              Borrower Name (Organization)

               (SEAL)         Agreement No. 38160, dated 02/01/69
                              and not personally

Borrower Name  N/A            By /s/ Corinne Bak,
                              Name and Title Corinne Bak,
                                        Vice President

                              By
Borrower Name  N/A            Name and Title


This NOTE is executed by LASALLE NATIONAL TRUST, N.A., not personally but as Trustee under Trust No. 38160 in the exercise of the power and authority conferred upon and vested in it as such Trustee, and is payable only out of the property described in the Trust Deed or Mortgage given to secure payment hereof. It is expressly understood and agreed by each original and successive holder of this note, that no personal liability shall be asserted or be enforceable against the promisor or any person interested beneficially or otherwise in said property, specifically described in said Trust Deed or Mortgage given to secure the payment hereof, or in the property or funds at any time subject to said trust agreement, because or in respect of this note or the making, issue or transfer thereof, all such liability, if any, being expressly waived by each taker and holder hereof, but nothing herein contained shall modify or discharge the personal liability expressed assumed by the guarantor hereof, if any, and each original and successive holder of this note accepts the same upon the express condition that no duty shall rest upon said LASALLE NATIONAL TRUST, N.A., either personally or as said Trustee, to sequester the rents, issues and profits arising from the property described in said Trust Deed or Mortgage, or the proceeds arising from the sale or other disposition thereof, but that in case of default in the payment of this note or of any installment hereof, the sole remedy of the holder hereof shall be by foreclosure of the said Trust Deed or Mortgage given to secure the indebtedness evidenced by this note, in accordance with the terms and provisions in said Trust Deed or Mortgage set forth or by action to enforce the personal liability of the guarantor, if any, of the payment hereof, or both.

                        REVOLVING CREDIT AGREEMENT

This Revolving Credit Agreement (the Agreement ) is made and entered into by and between the undersigned borrower (the
 Borrower ) and the undersigned bank (the Bank ) as of the date set forth on the last page of this Agreement.

                             ARTICLE I. LOANS
1.1 Revolving Credit Loans. From time to time prior to NOVEMBER 1, 1997 (the Maturity Date ) or the earlier termination hereof, the Borrower may borrow from the Bank for working capital purposes up to the aggregate principal amount outstanding at any one time of the lesser of (i) $ 225,000.00 (the Loan Amount ), or (ii) if applicable, the Borrowing Base (defined below). All Revolving loans hereunder will be evidenced by a single promissory note of the borrower payable to the order of the Bank in the principal amount of the Loan Amount (the Note ).
Although the Note will be expressed to be payable in the full Loan Amount, the Borrower will be obligated to pay only the amounts actually disbursed hereunder, together with accrued interest on the outstanding balance at the rates and on the dates specified therein and such other charges provided for herein. In the event that the principal amount outstanding under the Note exceeds the Borrowing Base at any time, the Borrower will immediately, without request, prepay an amount sufficient to eliminate such excess.

1.2 Borrowing Base. The Borrowing Base will be an amount equal to the sum of (i) N/A % of the face amount of Eligible Accounts, and (ii) the lesser of $ N/A or N/A % of the Borrower s cost of Eligible Inventory, as such cost may be diminished as a result of any event causing loss or depreciation in value of Eligible Inventory. The Borrower will provide the Bank with information regarding the Borrowing Base in such form and at such times as the Bank may request. The terms used in this Section 1.2 will have the meanings set forth in a supplement entitled Financial Definitions, a copy of which the Borrower acknowledges having received with this Agreement and which is incorporated herein by reference.

1.3 Advances and Paying Procedure. The Bank is authorized and directed to credit any of the Borrower s accounts with the Bank (or to the account the Borrower designates in writing) for all loans made hereunder, and the Bank is authorized to debit such account or any other account of the Borrower with the Bank for the amount of any principal or interest due under the Note or other amount due hereunder on the due date with respect thereto.

1.4 Closing Fee. The Borrower will pay the Bank a one-time closing fee of $ N/A contemporaneously with execution of this Agreement. This fee is in addition to all other fees, expenses and other amounts due hereunder.

1.5 Loan Facility Fee.  The Borrower will pay a loan facility fee equal to:
     ( )  $ N/A per annum, payable annual in advance; (or)
     ( ( )     $ N/A % per annum of the Loan Amount, payable
annually in    advance; (or)
     ( ) $ N/A % per annum of the difference between the Loan Amount and the unpaid principal amount of the Note outstanding from time to time, payable quarterly, in arrears, on the last business day of each third calendar month, and at maturity; (or)
     ( ) $ N/A % per annum of the unpaid principal amount of the Note outstanding from time to time, payable quarterly, in arrears, on the last business day of each third calendar month, and at maturity.

The loan facility fee is payable for the entire period that this Agreement is in effect, regardless of whether any amounts are outstanding hereunder at any given time.

1.6 Expenses and Attorneys Fees. The Borrower will reimburse the Bank and any Participant (defined below) for all attorneys fees and all other costs, fees and out-of-pocket disbursements (including fees and disbursements of both inside counsel and outside counsel) occurred by the Bank or any Participant in connection with the preparation, execution, delivery, administration, defense and enforcement of this Agreement or any of the other Loan Documents (defined below), including fees and costs related to any waivers or amendments with respect thereto (examples of costs and fees include but are not limited to fees and costs for: filling, perfecting or confirming the priority of the Bank s lien, title searches or insurance, appraisals, environmental audits and other reviews related to the Borrower, any collateral or the loans, if requested by the Bank). The Borrower will also reimburse the Bank and any Participant for all costs of collection before and after judgment, and the costs of preservation and/or liquidation of any collateral (including fees and disbursements of both inside and outside counsel).

1.7 Compensating Balances. The Borrower will maintain on deposit with the Bank in non-interest bearing accounts average daily collected balances, in excess of that required to support account activity and other credit facilities extended to the Borrower by the Bank, on amount at least equal to the sum of (i) $ N/A and
(II) N/A % of the Loan Amount as computed on a monthly basis. If the Borrower fails to keep and maintain such balances, it will pay a deficiency fee, payable within five days after receipt of a statement therefor calculated on the amount by which the Borrower s average daily balances are less than the requirements set forth above, computed at a rate equal to the rate set forth in the Note.

1.8 Conditions to Borrowing. The Bank will not be obligated to make (or continue to make) advances hereunder unless (i) the Bank has received executed originals of the Note and all other documents or agreements applicable to the loans described herein, including but not limited to the documents specified in Article III (collectively with this Agreement the Loan Documents ), in form and content Satisfactory to the Bank; (ii) if the loan is secured, the Bank has received confirmation satisfactory to it that the Bank has a properly perfected security interest, mortgage or lien, with the proper priority; (iii) the Bank has received certified copies of the Borrower s Articles as Incorporation and By-Laws, or it Partnership Agreement (as appropriate), certification of corporate or partnership status satisfactory to the Bank and all other relevant documents; (iv) the Bank has received a certified copy of a resolution or authorization in form and content satisfactory to the Bank authorizing the loan and all acts contemplated by this Agreement and all related documents and confirmation of proper authorization of all guaranties and other acts of third parties contemplated hereunder (v) the Bank has been provided with an Opinion of the Borrower s counsel in form and content satisfactory to the Bank confirming the matters outlined in
Section 2.2 and such other matters as the Bank requests; (vi) no default exists under this Agreement or under any other Loan Documents, or under any other agreements by and between the Borrower and the Bank; and (vii) all proceedings taken in connection with the transactions contemplated by this Agreement (including any required environmental assessments), and all instruments, authorizations and other documents applicable thereto, are satisfactory to the Bank and its counsel.

                   ARTICLE II. WARRANTIES AND COVENANTS

While any part of the credit granted to the Borrower under this Agreement or the other Loan Documents is available or any obligations under any of the Loan Documents are unpaid or outstanding, the Borrower continuously warrants and agrees as follows:

2.1 Accuracy of Information. All information, certificates or statements given to the Bank pursuant to this Agreement and the other Loan Documents will be true and complete when given.

2.2 Organization and Authority; Litigation. If the Borrower is a corporation or partnership, the Borrower is a validly existing corporation or partnership (as applicable) in good standing under the laws of its state of organization, and has all requisite power and authority, corporate or otherwise, and possesses all licenses necessary, to conduct its business and own its properties. The execution, delivery and performance of this Agreement and the other Loan Documents (i) are within the Borrower s power; (ii) have been duly authorized by proper corporate or partnership action (as applicable); (iii) do not require the approval of any governmental agency, other entity or person; and (iv) will not violate any law, agreement or restriction by which the Borrower is bound. This Agreement and the other Loan Documents are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms. There is no litigation or administrative proceeding threatened or pending against the Borrower which would, if adversely determined, have a material adverse effect on the Borrower s financial condition or its property.

2.3 Existence; Business Activities; Assets.  The Borrower will
(i) preserve its corporate or partnership (as applicable) existence, rights and franchises; (ii) not make any material change in the nature or manner of its business activities; (iii) not liquidate, dissolve, merge or consolidate with or into another entity; and (iv) not sell, lease, transfer or otherwise dispose of all or substantially all of its assets.

2.4 Use of Proceeds; Margin Stock; Speculation. Advances by the Bank hereunder will be used exclusively by the Borrower for working capital and other regular and valid purposes. The Borrower will not use any of the loan proceeds to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System). No part of any of the proceeds will be used for speculative investment purposes, including, without limitation, speculating or hedging in the commodities and/or futures market.

2.5 Environmental Matters. Except as disclosed in a written schedule attached to this Agreement (if no schedule is attached, there are no exceptions), there exists no uncorrected violation by the Borrower of any federal, state or local laws (including statutes, regulations, ordinances or other governmental restrictions and requirements) relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment of Hazardous Substances as hereinafter defined, whether such laws currently exist or are enacted in the future (collectively Environmental Laws ). The term Hazardous Substances will mean any hazardous or toxic wastes, chemicals or other substances, the generation, possession or existence of which is prohibited or governed by any Environmental Laws. The Borrower is not subject to any judgment, decree, order or citation, or a party to (or threatened with) any litigation or administrative proceedings, which asserts that the Borrower (i) has violated any Environmental Laws; (ii) is required to clean up, remove or take remedial or other action with respect to any Hazardous Substances (collectively Remedial Action ); or (iii) is required to pay all or a portion of the cost of any Remedial Action, as a potentially responsible party. Except as disclosed on the Borrower s environmental questionnaire provided to the Bank, there are not now, nor to the Borrower s knowledge after reasonable investigation have there ever been, any Hazardous Substances (or tanks or other facilities for the storage of Hazardous Substances) stored, deposited, recycled or disposed of on, under or at any real estate owned or occupied by the Borrower during the periods that the Borrower owned or occupied such real estate, which if present on the real estate or in soils or ground water, could require Remedial Action. To the Borrower s knowledge, there are no proposed or pending changes in Environmental laws which would adversely affect the Borrower or its business, and there are no conditions existing currently or likely to exist while the Loan Documents are in effect which would subject the Borrower to Remedial Action or other liability. The Borrower currently complies with and will continue to timely comply with all applicable Environmental Laws; and will provide the Bank, immediately upon receipt, copies of any correspondence, notice, complaint, order or other document from any source asserting or alleging any circumstance or condition which requires or may require a financial contribution by the Borrower or Remedial Action or other response by or on the part of the Borrower under Environmental Laws, or which seeks damages or civil, criminal or punitive penalties from the Borrower for an alleged violation of Environmental Laws.

2.6 Compliance with Laws. The Borrower has complied with all laws applicable to its business and its properties, and has all permits, licenses and approvals required by such laws, copies of which have been provided to the Bank.

2.7 Restriction on Indebtedness. The Borrower will not create, incur, assume or have outstanding any indebtedness for borrowed money (including capitalized leases) except (i) any indebtedness owing to the Bank, and (ii) any other indebtedness outstanding on the date hereof, and shown on the Borrower s financial statements delivered to the Bank prior to the date hereof, provided that such other indebtedness will not be increased.

2.8 Restriction on Liens. The Borrower will not create, incur, assume or permit to exist any mortgage, pledge, encumbrance or other lien or levy upon or security interest in any of the Borrower s property now owned or hereafter acquired, except (i) taxes and assessments which are either not delinquent or which are being contested in good faith with adequate reserves provided; (ii) easements, restrictions and minor title irregularities which do not, as a practical matter, have an adverse effect upon the ownership and use of the affected property; (iii) liens in favor of the Bank; and (iv) other liens disclosed in writing to the Bank prior to the date hereof.

2.9 Restriction on Contingent Liabilities. The Borrower will not guarantee or become a surety or otherwise contingently liable for any obligations of others, except pursuant to the deposit and collection of checks and similar matters in the ordinary course of business.

2.10 Insurance. The Borrower will maintain insurance to such extent, covering such risks and with such insurers as is usual and customary for businesses operating similar properties and as is satisfactory to the Bank including insurance for fire and other risks insured against by extended coverage, public liability insurance and workers compensation insurance; and will designate the Bank as loss payee with a Lender s Loss Payable endorsement on any casualty policies and take such other action as the Bank may reasonably request to ensure that the Bank will receive (subject to no other interests) the insurance proceeds on the Bank s collateral.

2.11 Taxes and Other Liabilities. The Borrower will pay and discharge, when due, all of its taxes, assessments and other liabilities, except when the payment thereof is being contested in good faith by appropriate procedures which will avoid foreclosure of liens securing such items and with adequate reserves provided therefor.

2.12 Financial Statements and Reporting. The financial statements and other information previously provided to the Bank or provided to the Bank in the future are or will be complete and accurate and prepared in accordance with generally accepted accounting principles. There has been no material adverse change in the Borrower s financial condition since such information was provided to the Bank. The Borrower will (i) maintain accounting records in accordance with generally recognized and accepted principles of accounting consistently applied throughout the accounting periods involved; (ii) provided the Bank with such information concerning its business affairs and financial condition (including insurance coverage) as the Bank may request; and (iii) without request, provide the Bank with management-prepared financial statements:
     (X)  quarterly within 60 days of the end of each quarter;
     ( )  monthly within N/A days of the end of each month;
and annual audited financial statements prepared by an accounting firm acceptable to the Bank within 120 days of the end of each fiscal year.

2.13 Inspection of Properties and Records; Fiscal Year. The Borrower will permit representatives of the Bank to visit and inspect any of the properties and examine any of the books and records of the Borrower at any reasonable time and as often as the Bank may reasonably desire. The Borrower will not change its fiscal year.

2.14 Financial Status.  The Borrower will maintain at all times:

(i)   Net Working Capital in the amount of at least $ N/A.
(ii)  Tangible Net Worth in the Amount of at least $ N/A.
(iii) Debt to Worth Ratio of not more than N/A.
(iv)  Current Ratio of at least N/A.
(v)   Capital Expenditures not to exceed $ N/A per fiscal year.
(vi)  Cash Flow Coverage Ratio of at least N/A.

The terms used in this Section 2.14 will have the meanings set forth in a supplement entitled Financial Definitions, a copy of which the Borrower hereby acknowledges having received with this Agreement and which is incorporated herein by reference.

                  ARTICLE III. COLLATERAL AND GUARANTIES

3.1 Collateral. This Agreement and the Note are secured by any and all security interests, pledges, mortgages or liens now or hereafter in existence granted to the Bank to secure indebtedness of the Borrower to the Bank, including without limitation as described in the following documents:
(X)  Real Estate Mortgage(s)/Deed(s) of Trust dated OCTOBER 22,
     1996
     covering real estate located at
(X)  Security Agreement(s) dated OCTOBER 22, 1996
( )  Collateral Pledge Agreement(s) dated
( )  Other

3.2 Guaranties.  This loan is guaranteed by LAIN & SONS, INC.
3.3 Credit Balances; Setoff. As additional security for the payment of the obligations described in the Loan Documents and any other obligations of the Borrower to the Bank of any nature whatsoever (collectively the Obligations ), the Borrower hereby grants to the Bank a security interest in, a lien on and an express contractual right to set off against all depository account balances, cash and any other property of the Borrower now or hereafter in the possession of the Bank. The Bank may, at any time upon the occurrence of a default hereunder (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower and the Bank) set off against the Obligations whether or not the Obligations (including future installments) are then due or have been accelerated, all without any advance or contemporaneous notice or demand of any kind to the Borrower, such notice and demand being expressly waived.

The information in this Article III is for information only and the omission of any reference to the agreement will not affect the validity or enforceability thereof. The rights and remedies of the Bank outlined in this Agreement and the Documents identified above are intended to be cumulative.

                           ARTICLE IV. DEFAULTS

4.1 Defaults. Notwithstanding any cure periods described below, the Borrower will immediately notify the Bank in writing when the Borrower obtains knowledge of the occurrence of any default specified below. Regardless of whether the Borrower has given the required notice, the occurrence of one or more of the following will constitute a default:

(a) Nonpayment. The Borrower shall fail to pay (i) any interest due on the Note or any fees, charges, costs or expenses under the Loan Documents by 5 days after the same becomes due; or (ii) any principal amount of the Note when due.

(b) Nonperformance. The Borrower or any guarantor of Borrower s Obligations to the Bank ( Guarantor ) shall fail to perform or observe any agreement, term, provision, condition, or covenant (other than a default occurring under (a),(c),(d),(e),(f) or (g) of this Section 4.1) required to be performed or observed by the Borrower or any Guarantor hereunder or under any other Loan Document or other agreement with or in favor of the Bank.

(c) Misrepresentation. Any financial information, statement, certificate, representation or warranty given to the Bank by the Borrower or any Guarantor (or any of their representatives) in connection with entering into this Agreement or the other Loan Documents and/or any borrowing thereunder, or required to be furnished under the terms thereof, shall prove untrue or misleading in any material respect (as determined by the Bank in the exercise of its judgment) as of the time when given.

(d) Default on Other Obligations. The Borrower or any Guarantor shall be in default under the terms of any loan agreement, promissory note, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by the Borrower or any Guarantor to the Bank or any indebtedness in excess of $10,000 owing by the Borrower to any third party, and the period of grace, if any, to cure said default shall have passed.

(e) Judgments. Any judgment shall be obtained against the Borrower or any Guarantor which, together with all other outstanding unsatisfied judgments against the Borrower (or such Guarantor), shall exceed the sum of $10,000 and shall remain unvacated, unbonded or unstayed for a period of 30 days following the date of entry thereof.

(f) Inability to Perform; Bankruptcy/Insolvency. (i) the Borrower or any Guarantor shall die or cease to exist; or
     (ii) any Guarantor shall attempt to revoke any guaranty of the Obligations described herein, or any guaranty becomes unenforceable in whole or in part for any reason; or (iii) any bankruptcy, insolvency or receivership proceedings, or an assignment for the benefit of creditors, shall be commenced under any federal or state law by or against the Borrower or any Guarantor; or (iv) the Borrower or any Guarantor shall become the subject of any out-of-court settlement with its creditors; or (v) the Borrower or any Guarantor is unable or admits in writing its inability to pay its debts as they mature.

(g)  Adverse Change; Insecurity.   (i) there is a material
     adverse change in the business, properties, financial condition or affairs of the Borrower or any Guarantor, or in any collateral securing the Obligations; or (ii) the Bank in good faith deems itself insecure.

4.2 Termination of Loans; Additional Bank Rights. Upon the occurrence of any of the events identified in Section 4.1, the Bank may at any time (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower and the Bank) (i) immediately terminate its obligation, if any, to make additional loans to the Borrower; (ii) set off, and/or (iii) take such other steps to protect or preserve the Bank s interest in any collateral, including without limitation, notifying account debtors to make payments directly to the Bank, advancing funds to protect any collateral and insuring collateral at the Borrower s expense; all without demand or notice of any kind, all of which are hereby waived.

4.3 Acceleration of Obligations. Upon the occurrence of any of the events identified in Sections 4.1(a) through 4.1(e) and 4.1(g), and the passage of any applicable cure periods, the Bank may at any time thereafter, by written notice to the Borrower, declare the unpaid principal balance of any Obligations, together with the interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, to be immediately due and payable; and the unpaid balance will thereupon be due and payable, all without presentation, demand, protest or further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. Upon the occurrence of any event under Section 4.1(f), the unpaid principal balance of any Obligations, together with all interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, will thereupon be immediately due and payable, all without presentation, demand, protest or notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. Nothing contained in Section 4.1, Section 4.2 or this section will limit the Bank s right to set off as provided in Section 3.3 or otherwise in this Agreement.

4.4 Other Remedies. Nothing in this Article IV is intended to restrict the Bank s rights under any of the Loan Documents or at law, and the Bank may exercise all such rights and remedies as and when they are available.

                          ARTICLE V. OTHER TERMS

5.1 Financial Definitions Supplement. If a Borrowing Base or covenants regarding financial status apply to this loan, the
 Financial Definitions  Supplement identified in Sections 1.2 and
2.14 of this Agreement is hereby incorporated into this Agreement. The Borrower acknowledges receiving a copy of such Supplement.

5.2 Additional Terms; Addendum/Supplements. The warranties, covenants, conditions and other terms described in this Section and/or in the Addendum and/or other attached document(s) referenced in this Section are incorporated into this Agreement:


                         ARTICLE VI. MISCELLANEOUS

6.1 Delay; Cumulative Remedies. No delay on the part of the Bank in exercising any right, power or privilege hereunder or under any of the other Loan Documents will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein specified are cumulative and are not exclusive of any rights or remedies which the Bank would otherwise have.

6.2 Relationship to Other Documents. The warranties, covenants and other obligations of the Borrower (and the rights and remedies of the Bank) that are outlined in this Agreement and the other Loan Documents are intended to supplement each other. In the event of any inconsistencies in any of the terms in the Loan Documents, all terms will be cumulative so as to give the Bank the most favorable rights set forth in the conflicting documents, except that if there is a direct conflict between any preprinted terms and specifically negotiated terms (whether included in an addendum or otherwise), the specifically negotiated terms will control.

6.3 Participations; Guarantors. The Bank may, at its option sell all or any interests in the Note and other Loan Documents to other financial institutions (the Participant ), and in connection with such sales (and thereafter) disclose any financial information the Bank may have concerning the Borrower to any such Participant or potential Participant. From time to time, the Bank may, in its discretion and without obligation to the Borrower, any guarantor or any other third party, disclose information about the Borrower and this loan to any guarantor, surety or other accommodation party. This provision does not obligate the Bank to supply any information or release the Borrower from its obligation to provide such information, and the Borrower agrees to keep all Guarantors advised of its financial condition and other matters which may be relevant to the Guarantors obligations to the Bank.

6.4 Successors. The rights, options, powers and remedies granted in this Agreement and the other Loan Documents will extend to the Bank and to its successors and assigns, will be binding upon the Borrower and its successors and assigns and will be applicable hereto and to all renewals and/or extensions hereof.

6.5 Indemnification. Except for harm arising from the Bank s willful misconduct, the Borrower hereby indemnifies and agrees to defend and hold the Bank harmless from any and all losses, costs, damages, claims and expenses of any kind suffered by or asserted against the Bank relating to claims by third parties arising out of the financing provided under the Loan Documents or related to any collateral (including, without limitation, the Borrower s failure to perform its obligations relating to Environmental Matters described in Section 2.5 above). This indemnification and hold harmless provision will survive the termination of the Loan Documents and the satisfaction of the Obligations due the Bank.

6.6 Notice of Claims Against Bank; Limitation of Certain Damages. In order to allow the Bank to mitigate any damages to the Borrower from the Bank s alleged breach of its duties under the Loan Documents or any other duty, if any, to the Borrower, the Borrower agrees to give the Bank immediate written notice of any claim or defense it has against the Bank, whether in tort or contract, relating to any action or inaction by the Bank under the Loan Documents, or the transactions related thereto, or of
any defense to payment of the Obligations for any reason.   The
requirement of providing timely notice to the Bank represents the parties agreed-to standard of performance regarding claims against the Bank. Notwithstanding any claim that the Borrower may have against the Bank, and regardless of any notice the Borrower may have given the Bank, the Bank will not be liable to the Borrower for consequential and/or special damages arising therefrom, except those damages arising from the Bank s willful misconduct.

6.7 Notices. Although any notice required to be given hereunder or under any of the other Loan Documents might be accomplished by other means, notice will always be deemed given when placed in the United States Mail, with postage prepaid, or sent by overnight delivery service, or sent by telex or facsimile, in each case to the address set forth below or as amended.

6.8 Payments. Payments due under the Note and other Loan Documents will be made in lawful money of the United States, and the Bank is authorized to charge payments due under the Loan Documents against any account of the Borrower. All payments may be applied by the Bank to principal, interest and other amounts due under the Loan Documents in any order which the Bank elects.

6.9 Applicable Law and Jurisdiction; Interpretation; Joint Liability. This Agreement and all other Loan Documents will be governed by and interpreted in accordance with the internal laws of the state where the Bank s mail office is located, except to the extent superseded by Federal law. Invalidity of any provisions of this Agreement will not affect any other provision. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN THE COUNTY OR FEDERAL JURISDICTION WHERE THE BANK S OFFICE IS DESIGNATED IN THE NOTE AS THE PLACE FOR PAYMENT IS LOCATED (OR, IN THE ABSENCE OF SUCH DESIGNATION, THE BANK S MAIN OFFICE), AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE NOTE, THE COLLATERAL, ANY OTHER LOAN DOCUMENT, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING. Nothing herein will affect the Bank s rights to serve process in any manner permitted by law, or limit the Bank s right to bring proceedings against the Borrower in the competent courts of any other jurisdiction or jurisdictions. This Agreement, the other Loan Documents and any amendments hereto (regardless of when executed) will be deemed effective and accepted only upon the Bank s receipt of the executed originals thereof. If there is more than one Borrower, the liability of the Borrowers will be joint and several, and the reference to Borrower will be deemed to refer to all Borrowers.

6.10 Copies; Entire Agreement; Modification. The Borrower hereby acknowledges the receipt of a copy of this Agreement and all other Loan Documents.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE SHALL ALSO BE EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN YOU AND THIS LENDER. A MODIFICATION OF ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN YOU AND THIS LENDER, WHICH OCCURS AFTER RECEIPT BY YOU OF THIS NOTICE, MAY BE MADE ONLY BY ANOTHER WRITTEN INSTRUMENT. ORAL OR IMPLIED MODIFICATIONS TO SUCH CREDIT AGREEMENTS ARE NOT ENFORCEABLE AND SHOULD NOT BE RELIED UPON.

6.11 Waiver of Jury Trial. THE BORROWER AND THE BANK HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. THE BORROWER AND THE BANK EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

IN WITNESS WHEREOF, the undersigned have executed this REVOLVING
CREDIT AGREEMENT AS OF OCTOBER 22, 1996.

(Individual Borrower)         OAKRIDGE HOLDINGS, INC.
                              Borrower Name (Organization)

                    (SEAL)    a MINNESOTA Corporation

Borrower Name  N/A            By /s/ R. C. Harvey
                              Name and Title ROBERT HARVEY, PRES.
                    (SEAL)
                              By
Borrower Name  N/A            Name and Title
                              FIRSTAR BANK ILLINOIS    (Bank)

                              By /s/ Earl Goldman, V.P.
                              Name and Title Earl Goldman, V.P.

Borrower Address: 4301 W Roosevelt Road, Hillside, IL 60106

Borrower Telephone No.: 708-344-5600

                         MARITAL PURPOSE STATEMENT
             (To be completed by married Wisconsin residents)

Each Borrower who is married represents that this obligation is incurred in the interest of his or her marriage or family.

Date:                                        n/a
                              Printed Name:

Date:                                        n/a
                              Printed Name:

Borrower Name                 Name and Title

                              FIRSTAR BANK ILLINOIS  (Bank)

                              By: /s/ Earl Goldman, V.P.

                              Name and Title Earl Goldman, V.P.

                  ADDENDUM TO REVOLVING CREDIT AGREEMENT

     This Addendum is made part of the Revolving Credit Agreement (the Agreement ) made and entered into by and between the undersigned borrower (the Borrower ) and the undersigned bank (the Bank ) as of the date identified below. The warranties, covenants and other terms described below are hereby added to the Agreement.

1) The borrower agrees to maintain a cash flow coverage of not less than 1.25x, defined as follows:

Earnings before interest, taxes, depreciation/amortization less nonfinanced capital expenditures divided by current fiscal year debt maturities and total interest paid during the year.
Covenant will be tested upon receipt of the fiscal year end financial statements.

2) Borrower/Guarantors agree to maintain all necessary operating licenses and permits as required by the state and local regulatory agencies in Illinois.

3) Borrower/Guarantors agree to limit total investment or acquisition of any additional companies or businesses to $50,000, without the prior written consent of Firstar Bank.



Dated as of:

(Individual Borrower)         OAKRIDGE HOLDINGS, INC. and
                         Subsidiaries
                              Borrower Name (Organization)
                    (Seal)

Borrower Name                 By: /s/ R. C. Harvey

(Individual Borrower)         Name and Title Robert Harvey, Pres.

                    (Seal)    By: